SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                   ----------


                                    FORM 8-K


                                 CURRENT REPORT
                        PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934


        Date of Report (Date of earliest event reported): April 5, 2004


                          Concord Communications, Inc.
                     -------------------------------------
               (Exact Name of Registrant as Specified in Charter)




   Massachusetts                   0-23067                       04-2710876
------------------             ----------------             -------------------
(State or Other Jurisdiction    (Commission                  (IRS Employer
   of Incorporation)             File Number)               Identification No.)


 400 Nickerson Road, Marlboro, Massachusetts                        01752
-----------------------------------------------                ----------------
 (Address of Principal Executive Offices)                         (Zip Code)



       Registrant's telephone number, including area code: (508) 460-4646
                                                           --------------


                                 Not applicable
-------------------------------------------------------------------------------
         (Former Name or Former Address, if Changed Since Last Report)

Item 12. Results of Operations and Financial Condition.

         On April 5, 2004, Concord issued a press release announcing its preliminary estimated results for the quarterly period ending March 31, 2004. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

         The following information, including the Exhibit Number 99.1 attached hereto, shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as expressly set forth by specific reference in such filing.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                            CONCORD COMMUNICATIONS, INC.



Date:  April 5, 2004                   By:      /s/ Melissa H. Cruz
                                                -------------------------------
                                                Melissa H. Cruz
                                                Executive Vice President of
                                                Business Services,
                                                Chief Financial Officer and
                                                Treasurer

                                 EXHIBIT INDEX


         Exhibit Number                     Description
         --------------                     -----------
              99.1                      Form of press release dated April 5,
                                        2004.

Concord Announces First Quarter Estimates

     MARLBORO, Mass.--April 5, 2004--Concord Communications Inc. (Nasdaq: CCRD) today announced estimated earnings for its first quarter ended March 31, 2004. Total revenue is expected to be between $23.5 million and $23.8 million. GAAP earnings per share is expected to be between ($0.05) and ($0.03).
   "We believed that we had sufficient pipeline entering the quarter and were confident that estimates were achievable until the very end of the quarter. Unfortunately, several territories significantly under performed against expectations at the end of the quarter" said Concord CEO Jack Blaeser.
   Blaeser continued: "In Q1 Concord's pipeline included more end-to-end, multi-million dollar eHealth(R) solutions from customers and prospects. We believe this increased number of end-to-end deals supports our fundamental strategy. Yet, these negotiations were more complex than network-only deals and we were unsuccessful in completing them in time. We are internally evaluating our ability to execute to plan and reassessing capital spending trends by customers. We are also committed to resuming top line growth as soon as possible."
   While a full analysis of the second quarter sales pipeline is not complete at this time and estimates are preliminary and may change, second quarter revenue is expected to be between $25 million and $30 million. Operating expenses are expected to increase about $1 million over the first quarter to $21 million, due to very recent hiring of additional application overlay sales positions. Concord's anticipated revenue number for breakeven earnings is expected to be around $26.5 million. Updated guidance and financial statements will be provided on April 14.

   Income Statement and Balance Sheet

   --  Cash increased $2.2 million to $164.3 million

   -- Deferred revenue increased approximately $3.0 million to $29.5 million

   --  Operating expenses were approximately $20 million

   --  DSOs were approximately 74 days

   --  Gross margins were approximately 80%

   Customer Mix

   --  Concord had 35 deals over $100,000

   -- International revenue was approximately $9.5 million or 42% of revenue

   --  Average deal size for new customers was approximately $126,000

   -- Enterprise customer revenue was approximately 65% of quarterly revenue. Managed service provider customer revenue was approximately 21% of quarterly revenue and carrier revenue was approximately 14% of quarterly revenue

   Conference Call: April 5th, at 8:30 AM EDT

   Concord will hold a conference call to discuss results on April
5th at 8:30AM EDT. The phone number for the call is 888-889-5345 (domestic) and 973-339-3086 (international). The call will be available on April 5th and will be hosted for approximately two weeks thereafter. The number for the replay is 877-519-4471 for U.S./Canada and 973-341-3080 for international callers. The access code is 4664286. The information in this press release and call replay will be posted at www.concord.com.

   Safe Harbor

   This press release contains forward-looking statements, including statements regarding revenue and profit expectations, market opportunities and business growth. These forward-looking statements are neither promises nor guarantees, but involve risks and uncertainties that could cause actual results to differ materially from the forward-looking statements. Such risks and uncertainties include, without limitation risks detailed in the Company's annual report on Form 10-K for the fiscal year ended December 31, 2003. Any forward-looking statements should be considered in light of all these factors. The information contained in this press release is applicable only as of today and should thereafter be considered historical and will no longer constitute the Company's current expectations. The company undertakes no obligation to update information contained in this press release.

    CONTACT: Concord Communications
             Eric Snow, 508-486-4508
             pr@concord.com
                 or
             Ruddy, Raymond, 508-303-4350
             investorrelations@concord.com